UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 2, 2010 (August 1, 2010)

                                 PEOPLES BANCORP INC.
(Exact name of registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

                                                                              138 Putnam Street, P.O. Box 738, Marietta, Ohio  45750-0738
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (740) 373-3155

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mark F. Bradley as President, Chief Executive Officer and a Director of Peoples Bancorp Inc.

On August 2, 2010, Peoples Bancorp Inc. (“Peoples”) announced that Mark F. Bradley had resigned as President, Chief Executive Officer and a director of Peoples and its banking subsidiary Peoples Bank, National Association (“Peoples Bank”), in order to take time to pursue other opportunities.  Mr. Bradley had submitted his resignation on August 1, 2010, to be effective immediately.

Appointment of David L. Mead as President and Chief Executive Officer of Peoples Bancorp Inc.

On August 2, 2010, Peoples announced the appointment of David L. Mead as Interim President and Chief Executive Officer of Peoples.  Mr. Mead, who has served as a director of each of Peoples and Peoples Bank since 2006, was appointed by the Peoples Board of Directors on August 2, 2010 and will also serve as Chair of the Executive Committee of the Peoples Board of Directors.  Contemporaneously with his appointment as President and Chief Executive Officer of Peoples, Mr. Mead resigned from his position as a member of each of the Audit Committee, the Compensation Committee and the Risk Committee of the Peoples Board of Directors.  Mr. Mead is also expected to be appointed as President and Chief Executive Officer of Peoples Bank at the meeting of the Peoples Bank Board of Directors scheduled to be held on August 6, 2010.

Mr. Mead, who is 55, most recently served as Vice President for Business Affairs at Otterbein College, located in Westerville, Ohio, from September 2006 until June 2010.  Prior thereto, he served as Associate Professor of Finance at Marietta College, located in Marietta, Ohio, from August 2004 to September 2006.  Mr. Mead has 23 years of banking experience, including periods of service with Huntington Bancshares Incorporated, Sky Financial Group, Inc., Capital Holdings, Inc. and First Place Financial Corp.  Mr. Mead is also a Certified Public Accountant.  There is no family relationship between Mr. Mead and any of the other directors or executive officers of Peoples.

Mr. Mead will receive an annual base salary of $250,000 and will continue to receive the fees associated with his service as a director and a member of committees of the Boards of Directors of Peoples and Peoples Bank.

Appointment of David T. Wesel as Chief Operating Officer of Peoples Bancorp Inc.

On August 2, 2010, Peoples announced the appointment of David T. Wesel to the newly-created position of Chief Operating Officer.  Mr. Wesel, who has served as Executive Vice President for Investment and Insurance Services of each of Peoples and Peoples Bank since March 2009, as President of Peoples Insurance Agency, LLC, a subsidiary of Peoples Bank, since March 2009 and President of Peoples Bank’s Peoples Financial Advisors division since January 2006, was appointed to his new position by the Peoples Board of Directors on August 2, 2010.  Mr. Wesel is also expected to be appointed as Chief Operating Officer of Peoples Bank at the meeting of the Peoples Bank Board of Directors scheduled to be held on August 6, 2010.

Mr. Wesel, who is 49, has served as an Executive Vice President for both Peoples and Peoples Bank since January 2006.  He served as interim leader of Retail Banking of both Peoples and Peoples Bank from September 4, 2009 to February 8, 2010 and as Sales Manager of Peoples Financial Advisors from February 2004 to December 2005.  Prior to joining Peoples, Mr. Wesel had over 20 years of experience in senior management and sales administration, including service with a regional brokerage firm.

Mr. Wesel is the son of Joseph H. Wesel, a director of Peoples and Peoples Bank.

Mr. Wesel and members of his immediate family have entered into borrowing relationships with Peoples Bank.  All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates charged and collateral required, as those prevailing at the time for comparable loans with persons not related to Peoples or Peoples Bank, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features to Peoples or Peoples Bank.  Further, such loans were subject to Peoples Bank’s written policies, procedures and standard underwriting criteria applicable to loans generally.

Mr. Wesel will receive an annual base salary of $205,000.

Item 8.01.                      Other Events.

On August 2, 2010, Peoples issued a news release announcing the resignation of Mr. Bradley and the appointments of Messrs. Mead and Wesel.  A copy of that news release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(a)        Not Applicable

(b)        Not Applicable

(c)        Not Applicable

(d)        Exhibits:

Exhibit No.	Description
99.1	News Release issued by Peoples Bancorp Inc. on August 2, 2010

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Signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                     PEOPLES BANCORP INC.

Dated:  August 2, 2010                                                                                                                                    By:    /s/ RHONDA L. MEARS
                                                                      Rhonda L. Mears
                                                                      General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description	Location
99.1	News Release issued by Peoples Bancorp Inc. on August 2, 2010	Filed herewith